Exhibit 10.2

ICONIX BRAND GROUP, INC.

2018 ANNUAL AWARD

PERFORMANCE STOCK UNIT AGREEMENT

To:

Date of Award: March 15, 2018

You are hereby awarded (the “Award”), effective as of the date hereof, for each of the First Performance Period, Second Performance Period, and Third Performance Period (each as defined on Exhibit X attached hereto (“Exhibit X”)) a target number of ______ performance stock units (“Units”, “PSUs” or “Target PSUs”, as the context may require) each of which shall represent the right to receive one share (the “Share”) of common stock $.001 par value (“Common Stock”), of Iconix Brand Group, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2016 Omnibus Incentive Plan (the “Plan”) subject to certain vesting restrictions specified below (the “Vesting”). For the avoidance of doubt, the total target number of PSUs that may be earned over all three Performance Periods is [3X ANNUAL TARGET PSUs].

This Award is intended to comply with the terms of the Plan. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

During the period commencing on the Award date and terminating on the Settlement Date (as defined below), except as otherwise provided herein, the Units may not be sold, assigned, transferred, pledged, or otherwise encumbered and are subject to forfeiture as provided herein.

Vesting

The PSUs shall be performance based and shall vest as follows: (i) the PSUs (if any) earned with respect to the First Performance Period shall vest on March 30, 2019 (the “First Vesting Date”), (ii) the PSUs (if any) earned with respect to the Second Performance Period shall vest on March 30, 2020 (the “Second Vesting Date”) and (iii) the PSUs (if any) earned with respect to the Third Performance Period shall vest on March 30, 2021 (the “Third Vesting Date” and together with the First Vesting Date and the Second Vesting Date, each a “Vesting Date”), in each case based on the achievement of the performance goal as described on Exhibit X, and upon certification of the achievement of such performance goal by the Compensation Committee. If all or any portion of the PSUs eligible to vest with respect to any Performance Period does not become vested upon the completion of such Performance Period, such PSUs shall not be eligible to vest in any future Performance Period and shall be forfeited with no consideration or other payment due to you.

Upon a Change in Control, as defined in the Plan, (i) the PSUs (if any) earned with respect to any completed Performance Period shall be converted to a like number of restricted stock units (“Restricted Stock Units”), (ii) the Target PSUs with respect to any Performance Period that has not commenced as of the date of such Change in Control shall be converted to a like number of Restricted Stock Units; (iii) if such Change in Control occurs between January 1 and June 30 of any of calendar years 2018, 2019 or 2020, the Target PSUs with respect to the then-current Performance Period shall be converted to a like number of Restricted Stock Units and (iv) if such Change in Control occurs between July 1 and December 31 of any of calendar years 2018, 2019 or 2020, the Target PSUs with respect to the then-current Performance Period shall be converted to a number of Restricted Stock Units equal to the number of Shares that would have vested on the date of the Change in Control based on achievement of a compounded performance goal equal to the product of (X) the performance goal described in Exhibit X for the then-current Performance Period, multiplied by (Y) the quotient obtained by dividing (a) the number of days from January 1 of the calendar year in which the Change in Control occurs through the date of the Change in Control, by (b) 365 (in the case of calendar years 2018 or 2019) or 366 (in the case of calendar year 2020). In each case, such Restricted Stock Units shall vest on March 30, 2021, subject to your continued employment until such date and provided you are in continued compliance with the provisions of the Confidentiality and Non-interference Agreement set forth as Attachment A hereto (the “Confidentiality and Non-interference Agreement”), provided, however, that if the event comprising the Change in Control is an event pursuant to which a successor to the Company does not assume the Company’s obligations under this Agreement or enter into an agreement with you containing substantially similar terms to this Agreement, then a number of Shares equal to the number of Restricted Stock Units into which the PSUs would be converted in situations (i), (ii), (iii) or (iv) above, as the case may be, shall vest immediately upon the Change in Control and the shares covered thereby shall be delivered to you within thirty (30) days of such Change in Control.

Notwithstanding the foregoing, (i) in the event of your death or Disability or a termination of your employment by the Company without Cause (other than under the circumstances set forth in clause (ii) of this paragraph), or upon your retirement after you attain age 55 and have been employed by the Company for at least 10 years, you or your legal representative, as the case may be, shall remain eligible to receive any vested PSUs with respect to any completed Performance Period, such PSUs to be settled on the Settlement Date (as defined below), provided you are in continued compliance with the provisions of the Confidentiality and Non-interference Agreement, and (ii) in the event of a termination of your employment by the Company without Cause within 24 months after a Change in Control, the Restricted Stock Units into which the PSUs shall have converted pursuant to the preceding paragraph shall immediately vest on the date of such termination and the shares covered thereby shall be distributed to you within thirty (30) days of such date of termination.

Except as provided in the preceding paragraph, in the event of a termination of your employment with the Company for any reason or for no reason prior to March 30, 2021, all PSUs granted hereunder (whether vested or unvested) shall be forfeited and of no further force or effect.

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Payment

Other than as provided in the immediately preceding Section as to conditions and timing of distribution of Common Stock with respect to PSUs vesting as a result of a termination of your employment, any vested portion of the PSUs shall be distributed to you in shares of Common Stock (subject to Section 6 of Exhibit X hereto) as promptly as practicable after March 30, 2021, but in all events on or prior to December 31, 2021 (any date on which the PSUs are settled, the “Settlement Date”), based upon your continued employment through the Settlement Date.

Dividends	With respect to the PSUs, you will have the right to receive dividend equivalents, in shares of Common Stock in respect of any ordinary cash dividend distributed to holders of Common Stock of record on and after the Date of Award, which dividend equivalents will be reinvested during the Performance Periods. Such reinvested dividend equivalents shall be subject to the same restrictions as the PSUs with regard to which they are issued, including without limitation, as to vesting (including accelerated vesting) and time of distribution. You will not receive withheld dividends on any PSUs which are forfeited and all such dividends shall be forfeited along with the PSUs which are forfeited.
Tax Withholding	The Company shall have the right to withhold from your compensation an amount sufficient to fulfill its or its Affiliate’s obligations for any applicable withholding and employment taxes. Alternatively, the Company may require you, or you may elect, to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld. The Company may withhold from any cash dividends paid with respect to PSUs an amount sufficient to cover taxes owed, if any, as a result of the dividend payment. The Company’s method of satisfying its withholding obligations shall be solely in the discretion of the Compensation Committee, subject to applicable federal, state, local and foreign laws. The Company shall have a lien and security interest in the Shares and any accumulated dividends to secure your obligations hereunder.
Tax Representations

You hereby represent and warrant to the Company as follows:

(a)       You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this Award and the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents.

(b)       You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this Award or the transactions contemplated by this Agreement.

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Securities Law Representations

The following two paragraphs shall be applicable if, on the date of issuance of the Shares, no registration statement and current prospectus under the Securities Act of 1933, as amended (the “1933 Act”), covers the issuance by the Company to you of Shares, and shall continue to be applicable for so long as such registration has not occurred and such current prospectus is not available:

(a)       You hereby agree, warrant and represent that you will acquire the Shares to be issued hereunder for your own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. You further agree that you will not at any time make any offer, sale, transfer, pledge or other disposition of such Shares to be issued hereunder without an effective registration statement under the 1933 Act, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. You agree to execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or foreign law, rule or regulation, or any securities exchange rule or listing agreement.

(b)       The certificates for Shares to be issued to you hereunder shall bear the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.”

Stock Dividend, Stock Split and Similar Capital Changes	In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances, the number and kind of Units and shares subject to this Agreement shall be appropriately adjusted in a manner to be determined in the sole discretion of the Compensation Committee, whose decision shall be final, binding and conclusive in the absence of clear and convincing evidence of bad faith. Any Units or shares of Common Stock or other securities received, as a result of the foregoing, by you with respect to the PSUs shall be subject to the same restrictions as the PSUs, the certificate or other instruments evidencing such shares of Common Stock or other securities shall be legended as provided above with respect to the PSUs, and any cash dividends received with respect to such Units shall be subject to the same restrictions as dividend equivalents with respect to the PSUs.

4

Non-Transferability	PSUs are not transferable.
No Effect on Employment	Nothing herein guarantees your employment for any specified period of time. This means that either you or the Company or any of its Affiliates may terminate your employment at any time for any reason, with or without cause, or for no reason. You recognize that, for instance, you may terminate your employment or the Company or any of its Affiliates may terminate your employment prior to any Vesting Date or the Settlement Date.
No Effect on Corporate Authority	You understand and agree that the existence of this Agreement will not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stocks with preferences ahead of or convertible into, or otherwise affecting the common shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
Arbitration	Any dispute or disagreement between you and the Company with respect to any portion of this Agreement or its validity, construction, meaning, performance or your rights hereunder shall, unless the Company in its sole discretion determines otherwise, be settled by arbitration, at a location designated by the Company, in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this Agreement amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, subject to the foregoing, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall share equally the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decisions and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgement of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

5

Governing Law	The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws.
Notices	Any notice you give to the Company must be in writing and either hand-delivered or mailed to the executive office of the Company. If mailed, it should be addressed to the Secretary or General Counsel of the Company. Any notice given to you will be addressed to you at your address as reflected on the personnel records of the Company. You and the Company may change the address for notice by like notice to the other. Notice will be deemed to have been duly delivered when hand-delivered or, if mailed, on the day such notice is postmarked.
Agreement Subject to Plan; Entire Agreement	This Agreement shall be subject to the terms of the Plan in effect on the date hereof, subject to “Conflicting Terms” below, which terms are hereby incorporated herein by reference and made a part hereof. This Agreement constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Company unless in writing and signed by the Chairman of the Compensation Committee or other signatory authorized by the Board or the Compensation Committee.
Conflicting Terms	Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan in effect on the date hereof, the terms of the Plan will control.

Please sign the Acknowledgement attached to this 2018 Annual Award Performance Stock Unit Agreement and return it to the Company’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

ICONIX BRAND GROUP, INC.

By:

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ACKNOWLEDGMENT

I hereby acknowledge receipt of a copy of the Plan. I hereby represent that I have read and understood the terms and conditions of the Plan and of the 2018 Annual Award Performance Stock Unit Agreement. I hereby signify my understanding of, and my agreement with, the terms and conditions of the Plan and of the 2018 Annual Award Performance Stock Unit Agreement and Attachment A (Confidentiality and Non-Interference). I agree to accept as binding, conclusive, and final all decisions or interpretations of the Compensation Committee concerning any questions arising under the Plan with respect to this 2018 Annual Award Performance Stock Unit Agreement. I accept this 2018 Annual Award Performance Stock Unit Agreement in full satisfaction of any previous written or oral promise made to me by the Company or any of its Affiliates with respect to 2018 Annual Award of PSUs.

Date:

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EXHIBIT X

PSU Performance Goals for 2018 Annual Award.

1.                  The number of PSUs that will vest and be delivered shall be based on the level of Operating Income, as specified below, achieved by the Company during the applicable Performance Period, as defined below. The Compensation Committee, upon confirmation by the Company’s independent certified public accountants, shall certify the attainment of the foregoing metrics for each Performance Period.

2.                  The performance goal for annual operating income growth (“Operating Income Growth”) for the First Performance Period shall be $123,036,000 representing the Company’s actual Operating Income for the year ended December 31, 2017. Performance goals for the Second Performance Period and Third Performance Period shall be established by the Compensation Committee on or prior to March 31 of the applicable Performance Period.

3.                  If Operating Income Growth is below 5% but exceeds 2.5% during any Performance Period, the payout will equal between 0% and 100% of the Target Payout; and if Operating Income Growth is between 5% and 6.0% during any Performance Period, the payout will equal between 100% and 150% of the Target Payout, as follows (there shall be interpolation on a straight-line basis (i.e., linearly interpolated) between 2.5% and 4.0%; between 4.0% and 5.0%; between 5.0% and 6.0% achievement):

Operating Income Growth in % (Aggregate Operating Income Upon Compounding in $) (‘000 omitted)	Percentage of PSU Shares Earned
Up to 2.5% (operating income of $126,112 for the First Performance Period)	- 0 -
Above 2.5% (operating income of $126,112 for the First Performance Period) up to 4.0% (operating income of $127,957 for the First Performance Period)	An interpolated percentage above 0 and up to 50%
Above 4.0% (operating income of $127,957 for the First Performance Period) up to 5.0% (operating income of $129,188 for the First Performance Period)	An interpolated percentage above 50% and up to 100%
Above 5.0% (operating income of $129,188 for the First Performance Period) up to 6.0% (operating income of $130,418 for the First Performance Period)	An interpolated percentage above 100% and up to 150%
Above 6.0% (operating income of $130,418 for the First Performance Period)	150%

4.                  Notwithstanding the foregoing, if the Company’s TSR Percentile Rank for the Performance Period is (i) in the bottom quartile (25% or less) of the Competitive Group, the maximum payment shall be 100% of the Target PSU, (ii) in the second quartile (26%-50%) of the Competitive Group, the maximum payment shall be 125% of the Target PSU, (iii) in the third quartile (51%-75%) of the Competitive Group, the maximum payment shall be 150% of the Target PSU, and (iv) in the top quartile (76% or more) of the Competitive Group, the maximum payment shall be 200% of the Target PSU.

5.                  Notwithstanding the foregoing, in the event that an amendment of the Plan or adoption of a new Plan to increase the number of Shares available for grant by _________ Shares is not approved by the stockholders of the Company on or before the end of the Third Performance Period or the Settlement Date (if earlier), the Compensation Committee in its sole discretion may determine that any PSUs earned during any Performance Period shall be paid to you in cash based on the Fair Market Value of the Common Stock on the applicable Settlement Date.

6.                  Subject to the terms of the Award Agreement, the number of PSUs earned during (i) the First Performance Period shall vest on March 30, 2019, (i) the Second Performance Period shall vest on March 30, 2020 and (iii) the Third Performance Period shall vest on March 30, 2021.

7.                  PSUs with respect to any Performance Period that do not become earned and vested as of the end of the applicable Performance Period shall automatically be forfeited.

B.	Fractional Shares. Any fractional PSUs shall be eliminated.

C.	Definitions.

“Beginning Price” means, with respect to the Company and any other Comparative Group member, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending with the last trading day before the beginning of the applicable Performance Period. For the purpose of determining Beginning Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.

“Comparative Group” means the Company and each other company included on Annex A attached hereto, provided that, except as provided below, the common stock (or similar equity security) of such company is continually listed or traded on a national securities exchange from the first day of the applicable Performance Period through the last trading day of the applicable Performance Period. In the event a member of the Comparative Group files for bankruptcy or liquidates due to an insolvency or is delisted due to failure to meet the national securities exchange’s minimum market capitalization requirement, such company shall continue to be treated as a Comparative Group member, and such company’s Ending Price will be treated as $0 if the common stock (or similar equity security) of such company is no longer listed or traded on a national securities exchange on the last trading day of the applicable Performance Period (and if multiple members of the Comparative Group file for bankruptcy or liquidate due to an insolvency or are delisted, such members shall be ranked in order of when such bankruptcy or liquidation occurs, with earlier bankruptcies/liquidations/delistings ranking lower than later bankruptcies/liquidations/ delistings). In the event of a formation of a new parent company by a Comparative Group member, substantially all of the assets and liabilities of which consist immediately after the transaction of the equity interests in the original Comparative Group member or the assets and liabilities of such Comparative Group member immediately prior to the transaction, such new parent company shall be substituted for the Comparative Group member to the extent (and for such period of time) as its common stock (or similar equity securities) are listed or traded on a national securities exchange but the common stock (or similar equity securities) of the original Comparative Group member are not. In the event of a merger or other business combination of two Comparative Group members (including, without limitation, the acquisition of one Comparative Group member, or all or substantially all of its assets, by another Comparative Group member), the surviving, resulting or successor entity, as the case may be, shall continue to be treated as a member of the Comparative Group, provided that the common stock (or similar equity security) of such entity is listed or traded on a national securities exchange through the last trading day of the applicable Performance Period. With respect to the preceding two sentences, the applicable stock prices shall be equitably and proportionately adjusted to the extent (if any) necessary to preserve the intended incentives of the awards and mitigate the impact of the transaction.

“Ending Price” means, with respect to the Company and any other Comparative Group member, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending on the last trading day of the applicable Performance Period. For the purpose of determining Ending Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.

“Operating Income” means operating income of the Company determined in accordance with Generally Accepted Accounting Principles, provided that (i) for the years ending December 31, 2017, 2018 and 2019, Operating Income shall include 33-1/3% of the gain realized upon any divestiture, (ii) in the event of an acquisition during the Performance Period, 33-1/3% of annual operating income related to the acquisition shall be included in Operating Income for each year of the Performance Period, and (iii) Operating Income shall exclude the effects of non-operating items disclosed in the Company’s earnings release for that year.

“Performance Period” means each of the First Performance Period, Second Performance Period and Third Performance Period. “First Performance Period” means the period from January 1, 2018 through December 31, 2018. “Second Performance Period” means the period from January 1, 2019 through December 31, 2019. “Third Performance Period” means the period from January 1, 2020 through December 31, 2020.

“Total Shareholder Return” or “TSR” shall be determined with respect to the Company and any other Comparative Group member by dividing: (a) the sum of (i) the difference obtained by subtracting the applicable Beginning Price from the applicable Ending Price plus (ii) all dividends and other distributions on the respective shares with an ex-dividend date that falls during the applicable Performance Period by (b) the applicable Beginning Price. Any non-cash distributions shall be valued at fair market value. For the purpose of determining TSR, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the date of distribution.

“TSR Percentile Rank” means the percentile ranking of the Company’s TSR among the TSRs for the Comparative Group members for the applicable Performance Period. TSR Percentile Rank is determined by ordering the Comparative Group members (plus the Company if the Company is not one of the Comparative Group members) from highest to lowest based on TSR for the relevant Performance Period and counting down from the company with the highest TSR (ranked first) to the Company’s position on the list. If two companies are ranked equally, the ranking of the next company shall account for the tie, so that if one company is ranked first, and two companies are tied for second, the next company is ranked fourth. In determining the Company’s TSR Percentile Rank for the applicable Performance Period, in the event that the Company’s TSR for the applicable Performance Period is equal to the TSR(s) of one or more other Comparative Group members for that same period, the Company’s TSR Percentile Rank ranking will be determined by ranking the Company’s TSR for that period as being greater than such other Comparative Group members. After this ranking, the TSR Percentile Rank will be calculated using the following formula, rounded to the nearest whole percentile by application of regular rounding:

TSR Percentile Rank =	(N - R)	* 100
N

“N” represents the number of Comparative Group members for the applicable Performance Period (plus the Company if the Company is not one of the Comparative Group).

“R” represents the Company’s ranking among the Comparative Group members (plus the Company if the Company is not one of the Comparative Group members).

D.	Miscellaneous.

Certification, other than as to stock price, shall, except as otherwise set forth herein, be based on the Company’s audited financial statements for the applicable Performance Period, or, for any Performance Period that is not a complete fiscal year, the Company’s most recently filed Quarterly Report on Form 10-Q and, if so reviewed, as reviewed by the Company’s independent certified public accountants. Any determination or certification with respect to Operating Income required under this Exhibit X, except as otherwise set forth herein, shall be made in accordance with the generally accepted accounting principles (GAAP) in the United States, as applied by the Company to the preparation of its financial statements, as in effect on the Effective Date. In the event of a change in GAAP, or the Company's application thereof, any determination or certification with respect to Operating Income based on and/or as provided in the Company's financial statements shall be adjusted as required to comply with the foregoing sentence. Vesting shall only occur upon the certification by the Compensation Committee of the achievement, whose good faith certification shall determine whether such achievement occurred. The Compensation Committee shall meet for the purpose of certification and, to the extent appropriate, provide the applicable certification promptly (and in any event within 30 days) after the completion of the audit for the fiscal year.

Notwithstanding anything to the contrary contained in the Agreement or this Exhibit X, any dispute under this Exhibit X (including in respect of any dispute arising following any certification by the Compensation Committee) shall, at the request of the Company or the Executive, be resolved by the Company’s independent certified public accountants (with such accountants’ fees and expenses being paid by the Company).

The issuance and vesting of the PSUs shall be subject to the Company’s Recoupment Policy, as in effect from time to time.

ANNEX A

Comparative Group

Cherokee Inc.	Perry Ellis Inc.
Choice Hotels	Sequential Brands Inc.
Deckers Outdoor Corporation
Fossil Inc. Francesca Holdings	Steve Madden
G-III Apparel Group Ltd.
Kate Spade & Co.	Vera Bradley, Inc.
Meredith Corp.	Vince Holding
Movado Group, Inc.	Wolverine World Wide, Inc.
Oxford Industries, Inc.

Attachment A to 2018 Annual Award PSU Agreement

Confidentiality and Non-Interference.

(a)       You covenant and agree that, in consideration of the award to you of Performance Stock Units (“PSUs”), you will not, during your employment with the Company or at any time thereafter, except with the express prior written consent of the Company or pursuant to the lawful order of any judicial or administrative agency of government, directly or indirectly, disclose, communicate or divulge to any individual or entity, or use for the benefit of any individual or entity, any knowledge or information with respect to the conduct or details of the Company’s business which you, acting reasonably, believe or should believe to be of a confidential nature and the disclosure of which not to be in the Company’s interest.

(b)       You covenant and agree that, in consideration of the award to you of PSUs, you will not, during your employment with the Company, except with the express prior written consent of the Company, directly or indirectly, whether as employee, owner, partner, member, consultant, agent, director, officer, shareholder or in any other capacity, engage in or assist any individual or entity to engage in any act or action which you, acting reasonably, believe or should believe would be harmful or inimical to the interests of the Company.

(c)       You covenant and agree that, in consideration of the award to you of PSUs, you will not, for a period of two years after your employment with the Company ceases for any reason whatsoever (whether voluntary or not), except with the express prior written consent of the Company, directly or indirectly, whether as employee, owner, partner, member, consultant, agent, director, officer, shareholder or in any other capacity, for your own account or for the benefit of any individual or entity, (i) solicit any customer of the Company for business which would result in such customer terminating their relationship with the Company; or (ii) solicit or induce any individual or entity which is an employee of the Company to leave the Company or to otherwise terminate their relationship with the Company.

(d)       The parties agree that any breach by you of any of the covenants or agreements contained in this Attachment A will result in irreparable injury to the Company for which money damages could not adequately compensate the Company and therefore, in the event of any such breach, the Company shall be entitled (in addition to any other rights and remedies which it may have at law or in equity) to have an injunction issued by any competent court enjoining and restraining you and/or any other individual or entity involved therein from continuing such breach. The existence of any claim or cause of action which you may have against the Company or any other individual or entity shall not constitute a defense or bar to the enforcement of such covenants. If the Company is obliged to resort to the courts for the enforcement of any of the covenants or agreements contained in this Attachment A, or if such covenants or agreements are otherwise the subject of litigation between the parties, and the Company prevails in such enforcement or litigation, then the term of such covenants and agreements shall be extended for a period of time equal to the period of such breach, which extension shall commence on the later of (a) the date on which the original (unextended) term of such covenants and agreements is scheduled to terminate or (b) the date of the final court order (without further right of appeal) enforcing such covenant or agreement.

(e)       If any portion of the covenants or agreements contained in this Attachment A, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenant(s) or agreement(s) or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Attachment A is held unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

(f)       For purposes of this Attachment A, the term “the Company” shall include the Company, any successor to the Company and all present and future direct and indirect subsidiaries and affiliates of the Company.